UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

Sprinklr, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40528	45-4771485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 West 35th Street 7th Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00003 per share	CXM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Changes

On February 5, 2024, Sprinklr, Inc. (the “Company”) announced that Scott Harvey has been appointed to serve as the Company’s Chief Customer Officer, effective as of February 5, 2024. In his expanded role, Mr. Harvey will succeed Paul Ohls, who notified the Company on January 31, 2024 of his decision to step down from the Chief Revenue Officer position, effective as of February 5, 2024. To assist in the transition to Mr. Harvey, Mr. Ohls will remain with the Company in an advisory role through March 16, 2024. Mr. Harvey, age 52, has been with the Company since September 2023, most recently serving as Executive Vice President, Customer Operations. Prior to joining the Company, Mr. Harvey served as Global Head of Technical Sales and Services at Stripe, where he oversaw the company’s presales and post-sale organizations focused on driving adoption and consumption of Stripe product offerings. Previously, Mr. Harvey spent more than six years at ServiceNow, Inc., from February 2014 to November 2020, in multiple senior leadership positions, including SVP of Solution Sales and SVP of Solution Consulting. Prior to ServiceNow, Mr. Harvey spent 12 years at VMware in various marketing, sales and customer operations leadership roles from November 2001 to February 2014. Mr. Harvey holds a bachelor’s degree in communication from Central Washington University.

At the time of this report, the Company has not yet entered into any compensation, transition or severance arrangements with Mr. Ohls in connection with the announcement described above.

Item 7.01.	Regulation FD Disclosure.

On February 5, 2024, the Company issued a press release announcing the executive changes described above, as well as reaffirming the Company’s financial guidance for its fiscal fourth quarter and full fiscal year ended January 31, 2024 previously provided on December 6, 2023, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

This information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press release, dated February 5, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sprinklr, Inc.

By:	/s/ Manish Sarin
Manish Sarin
Chief Financial Officer

Dated: February 5, 2024